                               EXHIBIT 99.B (16)



                            PERFORMANCE COMPUTATIONS






    Transfer Agent Services Agreement between The Roulston Family of Funds and Fund/Plan Services, Inc.

                                      C-10
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
Roulston Growth & Income
SEC 30 Day Yield Calculation
For the Period 10/01/95 - 10/31/95
                        SEC Yield = 2 {((a-b)+1)to the power of 6-1}
                                                              ------
                                                               21(cd)


                        a= interest
                        b= expenses
                        c= average shares
                        d= NAV @ 10/31


Roulston Growth & Income

a= 51,661.93            SEC Yield =   (51,661.93-28734.45)
b= 28,734.45                          (1,882,313.278*12.29)
c= 1,882,313.278
d= 12.29
                                          22,927.48
                                      23,133,630.19





                                          0.0009911

                                          1.0059613

                                          0.0059613

                                          0.0119226

                        SEC Yield =            1.19%





Roulston Government Securities
SEC 30 Day Yield Calculation
For the Period 10/01/95 - 10/31/95


                        SEC Yield = 2 {((a-b)+1) to the power of 21 6-1}
                                                                   ------
                                                                    (cd)


                        a= interest
                        b= expenses
                        c= average shares
                        d= NAV @ 10/31


Roulston Government Securities

a= 41,848.20            SEC Yield =   (41,848.20-6,338.28)
b= 6,338.28                           (876,082.354*9.84)
c= 876,082.354
d= 9.84
                                          35,509.92
                                       8,620,650.36

                                          0.0041192

                                          1.0249709

                                          0.0249709

                                          0.0499419

                        SEC Yield =            4.99%





Roulston Midwest Growth





SEC 30 Day Yield Calculation
For the Period 10/01/95 - 10/31/95


                        SEC Yield = 2 {((a-b)+1) to the power of 6-1}
                                                                ------
                                                                 (cd)


                        a= interest
                        b= expenses
                        c= average shares
                        d= NAV @ 10/31


Roulston Midwest Growth

a= 65,899.45            SEC Yield =   (65,899.45-57,447.63)
b= 57,447.63                          (3,646,151.532*13.55)
c= 3,646,151.532
d= 13.55
                                           8,451.82
                                      49,405,353.26

                                          0.0001711

                                          1.0010269

                                          0.0010269

                                          0.0020537

                        SEC Yield =            0.21%


